EXHIBIT 99.1

j2 Global Reports Q1 2006 Results
Announces Two-for-One Stock Split

LOS ANGELES—April 25, 2006—j2 Global Communications, Inc. [NASDAQ: JCOM], a leading provider of outsourced, value-added messaging and communications services, today reported financial results for the first quarter ended March 31, 2006 and announced that its Board has approved a two-for-one stock split in the form of a stock dividend.

FIRST QUARTER 2006 RESULTS

Revenues for Q1 2006 increased 30% to $42.0 million compared to $32.2 million for Q1 2005.

Net earnings, excluding non-cash stock compensation expense net of related tax benefit (“Non-GAAP Earnings”), for Q1 2006 increased 31% to $13.4 million compared with $10.2 million for Q1 2005. Net earnings per share, excluding non-cash stock compensation expense net of related tax benefit (“Non-GAAP EPS”), for Q1 2006 was $0.52 compared to $0.40 in Q1 2005.

Net earnings for Q1 2006 were $12.3 million or $0.48 per diluted share compared to Q1 2005 net earnings of $10.2 million or $0.40 per diluted share.

The Company ended the quarter with approximately $162.3 million in cash and investments.

Key financial results for first quarter 2006 versus first quarter 2005 are as follows:

	Q1 2006	Q1 2005	% Increase
Revenues	$42.0 million	$32.2 million	30%
Non-GAAP Earnings (1)	$13.4 million	$10.2 million	31%
Non-GAAP EPS (1)	$0.52	$0.40	30%
Net Earnings (1)	$12.3 million	$10.2 million	21%
Net Earnings per Share (1)	$0.48	$0.40	20%
(1) Net earnings in Q1 2006 are based upon a tax rate of approximately 30% compared to a tax rate of approximately 27% in Q1 2005. For the full year 2005 the tax rate was approximately 31%.

“The Company continued to execute against its strategy to be the leader in the ‘messaging as a service’ marketplace while maintaining its disciplined focus on costs,“ said Scott Turicchi, co-president and chief financial officer. “We achieved this level of operating results despite higher than expected general and administrative expenses associated with filing our 10-K. We expect our G&A expense to represent a lower percentage of revenues for Q2 and through the balance of the year.”

STOCK SPLIT

The stock split is subject to approval of a proposal at the Company’s May 3, 2006 Annual Meeting to increase the number of j2 Global’s authorized common shares. If this proposal is approved, each shareholder of record at the close of business on May 15, 2006 will receive one additional share for every outstanding share held on that date, and trading will begin on a split-adjusted basis on May 25, 2006.

BUSINESS OUTLOOK

“We are pleased to report that for the third consecutive quarter we have added approximately 50,000 net paying DIDs to our customer base,” said Hemi Zucker, co-president and chief operating officer. “We continue to see positive results from our various strategic initiatives. One example is our international channel, which is quickly becoming more important in driving gross paying DIDs. We continue to focus on expanding our international footprint with the additions of India, Poland and Austria since the beginning of the year.”

Q2 2006 Estimates

For the second quarter of 2006, j2 Global anticipates revenues to approximate $43.6 million to $44.6 million and Non-GAAP EPS to approximate $0.55 to $0.57. This earnings estimate assumes an effective tax rate for Q2 2006 of approximately 30% and 25.7 million diluted shares. The Company also expects to incur SFAS 123(R) (expensing for stock-based compensation) expense, net of taxes, for the quarter of approximately $0.04 per diluted share.

A summary of this Q2 2006 financial guidance is set forth in the table below:

Q2 2006
Revenues	$43.6 million- $44.6 million
Non-GAAP EPS (1)	$0.55- $0.57
(1) Per share guidance is based upon a tax rate of approximately 30% and fully diluted shares of 25.7 million.

Fiscal Year 2006 Estimates

The Company reaffirms its previous revenue guidance of between $181 million and $191 million for fiscal 2006.

The Company also reaffirms its March 28, 2006 expectation that its annual effective tax rate will be between 29% and 31% for fiscal 2006. Consistent with this expectation, the Company’s Q1 2006 effective tax rate was approximately 30%. The Company expects its 2006 annual effective tax rate to approximate 30%, resulting in expected Non-GAAP EPS for the year of between $2.24 and $2.36.

Additionally, with our adoption of SFAS 123(R) this quarter, the Company expects SFAS 123(R), net of taxes, to impact annual earnings by between $0.14 and $ 0.17 per diluted share.

The foregoing per share amounts are based on 25.7 million diluted shares.

About j2 Global Communications
Founded in 1995, j2 Global Communications, Inc., provides outsourced, value-added messaging and communications services to individuals and businesses around the world. j2 Global’s network spans approximately 2,000 cities in 29 countries on five continents. The Company offers faxing and voicemail solutions, document management solutions, Web-initiated conference calling, and unified-messaging and communications services. j2 Global markets its services principally under the brand names eFax®, j2®, jConnect®, JFAXTM, eFax Corporate®, Onebox®, Electric Mail®, jBlast®, eFax BroadcastTM, eVoice®, PaperMaster®, ConsensusTM, M4 Internet® and Protofax®. As of March 31, 2006, j2 Global had achieved 36 consecutive quarters of revenue growth and 17 consecutive quarters of growing operating earnings. For more information about j2 Global, please visit www.j2global.com.

Contacts	Jeff Adelman
Robert Karpman	j2 Global Communications, Inc.
Socket Media, Inc.	323-372-3617
310-559-0550	press@j2global.com
r.karpman@socketmedia.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this Press Release are “forward-looking statements” within the meaning of The Private Securities Litigation Act of 1995, particularly those contained in the “Business Outlook” portion. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: Subscriber growth and retention; variability of usage-based revenue based on changing conditions in particular industries and the economy generally; ability to obtain telephone numbers in sufficient quantities on acceptable terms; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments surrounding unified messaging and telecommunications; and other factors set forth in j2 Global’s filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting j2 Global, refer to the Annual Report on Form 10-K filed by j2 Global on March 27, 2006, and the other reports filed by j2 Global from time to time with the SEC, each of which is available at www.sec.gov. The guidance provided in the “Business Outlook” portion of this press release is based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update this guidance.

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31,
	2006	2005

Subscriber	$40,562	$31,275
Other	1,456	949

Total revenue	42,018	32,224

Cost of revenues (1)	9,010	6,497

Gross profit	33,008	25,727

Operating expenses:
Sales and marketing (1)	6,864	5,462
Research, development and engineering (1)	1,892	1,761
General and administrative (1)	7,900	5,145

Total operating expenses	16,656	12,368

Operating earnings	16,352	13,359

Other income and expenses:
Interest and other income, net	1,256	597

Total other income and expenses:	1,256	597

Earnings before income taxes	17,608	13,956

Income tax expense (2)	5,297	3,768

Net earnings	$12,311	$10,188

Basic net earnings per share	$0.50	$0.43

Diluted net earnings per share	$0.48	$0.40

Basic weighted average shares outstanding	24,624,889	23,666,910

Diluted weighted average shares outstanding	25,518,689	25,382,088

(1) Includes stock-based compensation as follows due to the adoption of SFAS 123(R)

Cost of revenues	$109	$—
Sales and marketing	265	—
Research, development and engineering	110	—
General and administrative	940	—
Total stock-based compensation	$1,424	$—

(2) Includes income tax benefit associated with stock-based compensation due to the adoption of SFAS 123(R)

Income tax expense	$345	$—

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	THREE MONTHS ENDED MARCH 31, 2006
	Reported	Non-GAAP Entries		Non-GAAP
Revenues
Subscriber	$40,562	$—		$40,562
Other	1,456	—		1,456

Total revenue	42,018	—		42,018

Cost of revenues (1)	9,010	(109)	(1)	8,901

Gross profit	33,008	109		33,117

Operating expenses:
Sales and marketing (1)	6,864	(265)	(1)	6,599
Research, development and engineering (1)	1,892	(110)	(1)	1,782
General and administrative (1)	7,900	(940)	(1)	6,960

Total operating expenses	16,656	(1,315)		15,341

Operating earnings	16,352	1,424		17,776

Other income and expenses:
Interest and other income, net	1,256	—		1,256

Total other income and expenses:	1,256	—		1,256

Earnings before income taxes	17,608	1,424		19,032

Income tax expense (2)	5,297	345	(2)	5,642

Net earnings	$12,311	$1,079		$13,390

Basic net earnings per share	$0.50			$0.54

Diluted net earnings per share	$0.48			$0.52

Basic weighted average shares outstanding	24,624,889			24,624,889

Diluted weighted average shares outstanding	25,518,689			25,687,915

(1) Stock-based compensation as follows due to the adoption of SFAS 123(R)

Cost of revenues		$109
Sales and marketing		265
Research, development and engineering		110
General and administrative		940
Total stock-based compensation		$1,424

(2) Income tax benefit associated with stock-based compensation due to the adoption of SFAS 123(R)

Income tax expense		$345

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	MARCH 31,	DECEMBER 31,
	2006	2005

ASSETS
Cash and cash equivalents	$50,731	$36,301
Short-term investments	89,115	76,525
Accounts receivable, net	10,143	10,211
Prepaid expenses and other	2,652	3,350
Deferred income taxes	1,091	1,091

Total current assets	153,732	127,478

Long-term investments	22,490	31,673
Property and equipment, net	17,012	17,248
Goodwill	21,260	20,681
Other purchased intangibles, net	21,051	20,299
Other assets	283	307
Deferred income taxes	4,903	4,559

TOTAL ASSETS	$240,731	$222,245

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$13,014	$10,420
Deferred revenue	8,384	7,201
Current portion of long-term debt	451	593

Total current liabilities	21,849	18,214

Deferred rent	113	—
Long-term debt	121	149

Total liabilities	22,083	18,363

Total stockholders' equity	218,648	203,882

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$240,731	$222,245

j2 GLOBAL COMMUNICATIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	THREE MONTHS ENDED MARCH 31,
	2006	2005

Cash flows from operating activities:
Net earnings	$12,311	$10,188

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,989	1,689
Stock compensation expense	1,424	—
Tax benefit of stock option exercises	506	1,273
Excess tax benefits from stock-based compensation	(482)	—
Deferred income taxes	(343)	—
Decrease (increase) in:
Accounts receivable	79	(1,531)
Prepaid expenses	153	247
Other assets	(122)	43
(Decrease) increase in:
Accounts payable and accrued expenses	(1,446)	157
Income taxes payable	3,880	1,646
Deferred rent	113	—
Deferred revenue	1,183	50

Net cash provided by operating activities	19,245	13,762

Cash flows from investing activities:
Net purchases of investments	(3,414)	(7,007)
Purchases of property and equipment	(757)	(2,473)
Acquisition of business, net of cash received	—	(3,587)
Purchase of intangible assets	(1,068)	(2,869)

Net cash used in investing activities	(5,239)	(15,936)

Cash flows from financing activities:
Issuance of common shares issued under Employee
Stock Purchase Plan	130	124
Exercise of stock options and warrants	183	311
Excess tax benefits from stock-based compensation	482	—
Repayments of long-term debt and capital leases	(170)	(501)

Net cash provided by (used in) financing activities	625	(66)

Effect of exchange rate on cash and cash equivalents	(201)	(67)

Net Increase (decrease) in cash and cash equivalents	14,430	(2,307)

Cash and cash equivalents, beginning of period	36,301	18,814

Cash and cash equivalents, end of period	$50,731	$16,507